Exhibit (n)

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and "Expert" in the Statement of Additional Information and to the use of our report dated November 21, 2003 in the Registration Statement (Form N-2/A No. 333-67926 and No. 811-10473) of Advantage Advisers Multi-Sector Fund I.


                                                 ERNST & YOUNG LLP


New York, New York
April 22, 2004